EXHIBIT 99.1

Royal Gold Reports Record Revenue of $98 Million

in its Second Fiscal Quarter 2016

DENVER, COLORADO. FEBRUARY 3, 2016: ROYAL GOLD, INC. (NASDAQ: RGLD; TSX: RGL) (together with its subsidiaries, “Royal Gold” or the “Company”) reports results for its second quarter of fiscal 2016 (“second quarter”), including record revenue of $98.1 million, up 60% from $61.3 million in the prior year quarter. Net income attributable to Royal Gold stockholders was $15.1 million, or $0.23 per share, as compared to a net loss attributable to Royal Gold stockholders of $6.5 million, or ($0.10) per share, for the prior year quarter.

Second Quarter Highlights Compared with the Year-ago Quarter:

•	Record revenue of $98.1 million, an increase of 60%
•	Record volume of 88,700 Gold Equivalent Ounces (“GEOs”1), an increase of 74%
•	Operating cash flow of $52.1 million, an increase of 75%
•	Record dividends paid of $14.4 million, or 28% of operating cash flow, yielding 3.0% at the current share price
•	Adjusted EBITDA of $70.0 million, an increase of 46%

“Increased production from Mount Milligan and contributions from our recently acquired streams at Pueblo Viejo, Andacollo, Wassa and Prestea drove our record performance in the second quarter as expected,” commented Tony Jensen, President and CEO. “Impressive volume growth at these properties and stability within the rest of the portfolio are yielding solid financial results and generating strong free cash flow.”

Second quarter revenue was comprised of stream revenue of $67.3 million and royalty revenue of $30.8 million, at an average gold price of $1,106 per ounce. Stream segment gold purchases totaled approximately 75,800 ounces in the second quarter. The Company sold approximately 61,600 ounces of gold from its stream segment, and had approximately 25,700 ounces in inventory at December 31, 2015, as previously guided, up from 11,500 ounces at September 30, 2015.

Net income attributable to Royal Gold stockholders was $15.1 million, or $0.23 per share, compared to a net loss attributable to Royal Gold stockholders of $6.5 million, or ($0.10) per share for the prior year quarter. The increase in our earnings per share was primarily attributable to an increase in our revenue. During the prior year quarter, the Company recognized impairment charges of $29.6 million on certain non-principal royalty interests, which impacted earnings per share by $0.34 per share, after taxes.

[1]	GEOs are calculated as revenue divided by the average quarterly price per ounce of gold. Net of stream payments GEOs were 68,300 in the second quarter, compared with 45,900 net GEOs in the year-ago quarter, an increase of 49%.

Cost of sales was approximately $22.6 million for the second quarter, which equates to an average purchase price of $370 per stream ounce. This is compared to $6.2 million, or $435 per stream ounce for the prior year quarter. The increased cost of sales is primarily attributable to higher production at Mount Milligan and new stream production at Andacollo, Pueblo Viejo and Wassa/Prestea. Cost of sales is specific to each of our stream agreements, where we purchase gold for a cash payment.

Adjusted EBITDA2 for the second quarter was $70.0 million ($1.08 per basic share), representing 71% of revenue, compared with Adjusted EBITDA of $48.0 million ($0.74 per basic share), or 78% of revenue, for the year-ago quarter. Adjusted EBITDA as a percentage of revenue declined due to increased contribution from the Company’s streaming segment, which includes a cost of sales.

We recognized income tax expense totaling $4.7 million in the second quarter compared with an income tax benefit of $1.8 million during the prior year quarter.  This resulted in an effective tax rate of 25.4% in the current period, compared with 22.4% in the quarter ended December 31, 2014.

Depreciation, depletion and amortization increased to $40.4 million for the quarter ended December 31, 2015, from $20.3 million for the quarter ended December 31, 2014, reflecting the ramp-up of production from Mount Milligan and new stream production.

Interest and other expense increased to $8.9 million for the quarter ended December 31, 2015, from $6.4 million for the quarter ended December 31, 2014. This was primarily due to an increase in interest expense associated with the outstanding balance on our revolving credit facility.  The Company had $350 million outstanding under the revolving credit facility as of December 31, 2015, and did not have any amounts outstanding under the revolving credit facility during the quarter ended December 31, 2014.

Working capital totaled approximately $142.3 million at December 31, 2015. When combined with the $300 million of availability under our revolving credit facility, total liquidity at December 31, 2015, was approximately $442.3 million. Cash flow from operations was $52.1 million for the three months ended December 31, 2015.

RECENT DEVELOPMENTS

Amendment of Gold Stream at Wassa and Prestea

On December 30, 2015, RGLD Gold AG (“RGLD Gold”), a wholly-owned subsidiary of the Company, amended its $130 million gold stream transaction with a wholly-owned subsidiary of Golden Star Resources Ltd. (together “Golden Star”). The parties executed an amendment providing for an additional $15 million investment (for a total investment of $145 million) by RGLD Gold. If Golden Star procures a minimum of $5 million of third party investment, RGLD Gold will increase its investment by a further $5 million (for a total investment of $150 million) subject to satisfaction of certain conditions.

[2]	The Company defines Adjusted EBITDA, a non-GAAP financial measure, as net income plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses (see Schedule A).

2

As of December 31, 2015, RGLD Gold has advanced $75 million, and has received 12,700 ounces of gold deliveries, resulting in $13.4 million in sales in just two quarters. RGLD Gold expects to advance the balance of our commitment in four quarterly payments as follows: (i) $20 million on each of April 1, July 1 and October 1, 2016, and (ii) $10 million on January 1, 2017; however funds will be advanced on a pro rata basis with project development spending, subject to satisfaction of certain conditions. Golden Star will deliver to RGLD Gold 9.25% of gold produced from all their Ghanaian properties, until the earlier of (i) December 31, 2017 or (ii) the date at which the Wassa and Prestea underground projects achieve commercial production. At that point, the stream percentage will increase to 10.5% (or to 10.9% if the total investment increases to $150 million) of gold produced until an aggregate 240,000 ounces have been delivered (or 250,000 ounces if the total investment increases to $150 million). Once the applicable delivery threshold is met, the stream percentage will decrease to 5.5% for all production thereafter.

RGLD Gold will pay Golden Star a cash price equal to 20% of the spot price for each ounce of gold delivered at the time of delivery until the applicable delivery threshold is met, and 30% of the spot price for each ounce of gold delivered thereafter.

Mount Milligan

Thompson Creek reported production of 58,300 ounces of payable gold during the quarter, an increase of 42% over the prior year quarter. Mill throughput averaged 48,176 tonnes per day for the quarter, an increase of 10% over the prior year quarter. Thompson Creek surpassed the mill design capacity of 60,000 tonnes per day during the last week of December when mill throughput averaged 61,212 tonnes with highest daily throughput in December of 64,478 tonnes. Thompson Creek continues to optimize the operation and expects to make a decision on construction of the permanent secondary crusher during the March 2016 quarter.

Gold grades averaged 0.63 grams per tonne, an increase of 17% over the prior year quarter and gold recoveries averaged 67.3% for the quarter, an increase of 11% over the prior year quarter.

For calendar 2016, Thompson Creek forecasts annual gold payable production of 240,000 to 270,000 ounces, an increase of approximately 10% to 24% over calendar year 2015 production of approximately 218,000 ounces.

Thompson Creek announced that they have engaged Moelis & Company and BMO Capital Markets to assist them in evaluating strategic and financial alternatives, including debt refinancing and restructuring, new capital transactions and asset sales. The Company continues to monitor Thompson Creek’s financial situation and is working to ensure our interests at Mount Milligan are protected.

3

Phoenix Gold

On January 11, 2016, Rubicon Minerals Corporation (“Rubicon”) provided an updated geological model and mineralized material statement for the Phoenix Gold Project that included a significant reduction in mineralized material compared to previous statements provided by Rubicon. Rubicon suspended activities related to their previously announced Phoenix Project Implementation Plan and has retained BMO Capital Markets, TD Securities, and Stikeman Elliott LLP as advisors to assist in evaluating strategic alternatives available to the Company.

Royal Gold anticipates that it will conclude its technical evaluation of the revised geologic model and mineralized material statement prior to the release of our financial results for the period ended March 31, 2016. Upon completion of our evaluation and upon consideration of any strategic developments with Rubicon or the Phoenix Gold Project, the Company could determine that an impairment of its carrying value in the near future is necessary. For the period ended December 31, 2015, the carrying value of the Phoenix Gold Project comprised approximately 2.5% of the Company’s total royalty and stream interests, net.

Pueblo Viejo

In November 2015, Barrick announced that two of three electric motors at the Pueblo Viejo oxygen plant experienced unexpected failures and were shipped to the United States for repair. A comprehensive plan to mitigate the impact of the motor failure was implemented by Barrick in December 2015, which involved installing a number of portable compressors in December and early January. This restored mill production to near full capacity during the second week in January. One of the two repaired motors has arrived in the Dominican Republic and will be installed and tested by the end of January 2016. The second motor is due to arrive on-site in mid-February 2016.

Voisey’s Bay

Production attributable to royalty revenue recognized at Voisey Bay during the second quarter was 15.2 million pounds of copper and 23.6 million pounds of nickel. Vale reported that its new Long Harbour hydrometallurgical plant will begin processing only Voisey’s Bay concentrate by the first calendar quarter of 2016.  Vale has made clear its intention to deduct full Long Harbour operating costs, depreciation and cost of capital from actual proceeds when calculating the net smelter return royalty which could have the effect of further reducing or eliminating royalty payments. Royal Gold strongly disagrees with Vale’s position that operating costs, capital costs and cost of capital are permissible net smelter return deductions pursuant to the royalty agreement and is aggressively pursuing its legal remedies.

Wassa and Prestea Development

Golden Star reported that the Wassa Underground project made substantial progress during calendar 2015, with stope development of the upper mineralization is expected to commence in the June 2016 quarter and first ore production expected mid-calendar 2016.  Infill drilling early in calendar 2015 was successful in expanding the F Shoot target and further drilling will be conducted to determine additional mineral potential in the area.

4

Golden Star also reported work on the Prestea Underground project is progressing as scheduled with first ore production is expected in early calendar 2017.

PROPERTY HIGHLIGHTS

A summary of calendar year production estimates versus actuals at certain producing properties can be found on Table 3. Highlights at certain of the Company’s principal producing and development properties during the second quarter, compared with the prior fiscal year quarter ended December 31, 2014, are detailed in our form 10-Q. Production for our producing properties reflects the actual production subject to our interests reported to us by the various operators or from the operator’s publicly available information.

CORPORATE PROFILE

Royal Gold is a precious metals royalty and stream company engaged in the acquisition and management of precious metal royalties, streams, and similar production based interests. The Company owns interests on 195 properties on six continents, including interests on 38 producing mines and 24 development stage projects.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Note: Management’s conference call reviewing the second fiscal quarter results will be held Thursday, February 4, 2016 at 10:00 a.m. Mountain Standard Time (noon Eastern Standard Time) and will be available by calling (855) 209-8260 (North America) or (412) 542-4106 (international), conference title “Royal Gold.” The call will be simultaneously broadcast on the Company’s website at www.royalgold.com under the “Presentations” section. A replay of this webcast will be available on the Company’s website approximately two hours after the call ends.

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about the Company’s ability to invest in additional quality properties; operators’ expectations about construction, ramp up, production, and mine life; resolution of regulatory and legal proceedings (including with Vale regarding Voisey’s Bay); statements about the amended streaming agreements at Wassa and Prestea, and expectations concerning near-term growth; and statements about development, ramp-up, production and mine life at all the operations which are subject to our streaming agreements, including without limitation Wassa, Prestea, Andacollo, Holt, Pueblo Viejo, Mount Milligan and Phoenix Gold. Factors that could cause actual results to differ materially from the projections include, among others, precious metals, copper and nickel prices; performance of and production at the Company's royalty and stream properties; the ability of operators of development properties to finance project construction to completion and bring projects into production as expected; delays in securing or inability to secure necessary governmental permits; decisions and activities of the operators of the Company's royalty and stream properties; unanticipated grade, environmental, geological, seismic, metallurgical, processing, liquidity or other problems the operators of the mining properties may encounter; completion of feasibility studies; changes in operators’ project parameters as plans continue to be refined; changes in estimates of reserves and mineralization by the operators of the Company’s royalty and stream properties; contests to the Company’s royalty and stream interests and title and other defects to the Company’s royalty and stream properties; errors or disputes in calculating royalty and stream payments, or payments not made in accordance with royalty and stream agreements; economic and market conditions; risks associated with conducting business in foreign countries; changes in laws governing the Company and its royalty and stream properties or the operators of such properties; and other subsequent events; as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

5

TABLE 1

Second Quarter Fiscal 2016

Revenue and Reported Production for Principal Royalty and Stream Interests

Three Months Ended December 31, 2015 and December 31, 2014

(In thousands, except reported production in oz. and lbs.)

		Three Months Ended			Three Months Ended
		December 31, 2015			December 31, 2014
Royalty/Stream	Metal(s)	Revenue	Reported Production[1]		Revenue	Reported Production[1]
Stream:
Mount Milligan	Gold	$42,294	38,700	oz.	$17,318	14,300	oz.
Wassa/Prestea	Gold	$9,776	8,800	oz.	N/A	N/A
Pueblo Viejo	Gold	$9,400	8,800	oz.	N/A	N/A
Andacollo	Gold	$5,718	5,200	oz.	N/A	N/A
Other	Gold	$124	100	oz.	N/A	N/A
Royalty:
Peñasquito		$6,952			$5,573
	Gold		195,400	oz.		125,000	oz.
	Silver		6.8	Moz.		5.1	Moz.
	Lead		41.7	Mlbs.		29.5	Mlbs.
	Zinc		98.0	Mlbs.		84.0	Mlbs.
Voisey's Bay		$2,822			$6,117
	Nickel		23.6	Mlbs.		19.6	Mlbs.
	Copper		15.2	Mlbs.		30.1	Mlbs.
Holt	Gold	$2,391	15,000	oz.	$2,676	14,300	oz.
Cortez	Gold	$1,175	17,000	oz.	$5,001	60,400	oz.
Andacollo	Gold	$-	-	oz.	$9,594	10,500	oz.
Other	Various	$17,466	N/A		$15,025	N/A
Total Revenue		$98,118			$61,304

6

TABLE 1

Second Quarter Fiscal 2016

Revenue and Reported Production for Principal Royalty and Stream Interests

Six Months Ended December 31, 2015 and December 31, 2014

(In thousands, except reported production in oz. and lbs.)

		Six Months Ended			Six Months Ended
		December 31, 2015			December 31, 2014
Royalty/Stream	Metal(s)	Revenue	Reported Production[1]		Revenue	Reported Production[1]
Stream:
Mount Milligan	Gold	$65,758	59,600	oz.	$36,975	29,700	oz.
Andacollo	Gold	$16,433	14,700	oz.	N/A	N/A
Wassa/Prestea	Gold	$13,400	12,000	oz.	N/A	N/A
Pueblo Viejo	Gold	$9,400	8,800	oz.	N/A	N/A
Other	Gold	$177	200	oz.	N/A	N/A
Royalty:
Peñasquito		$14,998			$12,684
	Gold		421,900	oz.		268,100	oz.
	Silver		14.1	Moz.		11.6	Moz.
	Lead		90.8	Mlbs.		70.8	Mlbs.
	Zinc		216.7	Mlbs.		169.4	Mlbs.
Voisey's Bay		$8,266			$11,726
	Nickel		61.4	Mlbs.		36.7	Mlbs.
	Copper		16.9	Mlbs.		52.1	Mlbs.
Holt	Gold	$5,069	31,300	oz.	$5,835	29,100	oz.
Cortez	Gold	$2,987	39,600	oz.	$9,736	119,900	oz.
Andacollo	Gold	$-	-	oz.	$20,093	21,500	oz.
Other	Various	$35,685	N/A		$33,281	N/A
Total Revenue		$172,173			$130,330

7

TABLE 2

Historical Production

				Reported Production For The Quarter Ended[1]
Property	Royalty/Stream	Operator	Metal(s)	Dec. 31, 2015		Sep. 30, 2015		Jun. 30, 2015		Mar. 31, 2015		Dec. 31, 2014
Stream:
Andacollo	100% of gold produced	Teck	Gold	5,200	oz.	9,500	oz.	N/A		N/A		N/A
Mount Milligan	52.25% of payable gold	Thompson Creek	Gold	38,700	oz.	21,000	oz.	23,000	oz.	24,200	oz.	14,300	oz.
Pueblo Viejo	7.5% of gold produced up to 990,000 ounces; 3.75% therafter	Barrick (60%)	Gold	8,800	oz.	N/A		N/A		N/A		N/A
Wassa/Prestea	8.5% of gold produced up to 185,000 ounces; 5.0% therafter	Golden Star	Gold	8,800	oz.	3,200	oz.	N/A		N/A		N/A
Royalty
Andacollo[2]	75%	Teck	Gold	N/A		N/A		10,500	oz.	9,500	oz.	10,500	oz.
Cortez	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	17,000	oz.	22,600	oz.	43,900	oz.	65,200	oz.	60,400	oz.
Holt	0.00013 x quarterly average gold price	St Andrew Goldfields	Gold	15,000	oz.	16,300	oz.	15,800	oz.	16,700	oz.	14,300	oz.
Peñasquito	2.0% NSR	Goldcorp
			Gold	195,400	oz.	226,500	oz.	296,900	oz.	177,200	oz.	125,000	oz.
			Silver	6.8	Moz.	7.3	Moz.	7.0	Moz.	6.0	Moz.	5.1	Moz.
			Lead	41.7	Mlbs.	49.1	Mlbs.	48.2	Mlbs.	39.5	Mlbs.	29.5	Mlbs.
			Zinc	98.0	Mlbs.	118.7	Mlbs.	88.9	Mlbs.	82.6	Mlbs.	84.0	Mlbs.
Voisey's Bay	2.7% NSR	Vale
			Nickel	23.6	Mlbs.	37.8	Mlbs.	9.0	Mlbs.	17.2	Mlbs.	19.6	Mlbs.
			Copper	15.2	Mlbs.	1.7	Mlbs.	20.8	Mlbs.	N/A	Mlbs.	30.1	Mlbs.

FOOTNOTES

Tables 1 and 2

[1]	Reported production relates to the amount of metal sales that are subject to our royalty and stream interests for the stated period, as reported to us by operators of the mines.
[2]	This royalty was terminated effective July 1, 2015.

8

TABLE 3

Calendar 2015 Operators’ Production Estimate

	Calendar 2015 Operator’s Production Estimate[1,2]			Calendar 2015 Operator's Production Actual3.4
	Gold	Silver	Base Metals	Gold	Silver	Base Metals
Royalty/Stream	(oz.)	(oz.)	(lbs.)	(oz.)	(oz.)	(lbs.)
Andacollo[5]	52,200	-	-	47,600	-	-
Cortez GSR1	104,100	-	-	113,700	-	-
Cortez GSR2	27,900	-	-	35,000	-	-
Cortez GSR3	132,000	-	-	148,700	-	-
Cortez NVR1	97,200	-	-	110,100	-	-
Holt	64,000	-	-	63,000	-	-
Mount Milligan[6]	200,000-220,000	-	-	218,100	-	-
Penasquito	700,000-750,000	24-26 million	-	690,400	19.5 million	-
Lead[7,8]			175-185 million			133.4 million
Zinc[7,8]			400-415 million			299.5 million
Pueblo Viejo[9]	625,000-675,000			572,000	-	-
Wassa/Prestea[10]	205,000-215,000			222,400

[1]	Production estimates received from our operators are for calendar 2015, except for Peñasquito and Pueblo Viejo. There can be no assurance that production estimates received from our operators will be achieved. Please refer to our cautionary language regarding forward looking statements preceding Table 1 above, as well as the Risk Factors identified in Part I, Item 1A, of our Fiscal 2015 10-K for information regarding factors that could affect actual results.
[2]	The operator of our Voisey’s Bay interest did not release public production guidance for calendar 2015, thus estimated and actual production information is not shown in the table.
[3]	Actual production figures shown are for the period January 1, 2015 through December 31, 2015, unless otherwise noted.
[4]	Actual production figures for Andacollo and Cortez are based on information provided to us by the operators, and actual production figures for Holt, Mount Milligan, Peñasquito (gold), Wassa and Prestea are the operators’ publicly reported figures.
[5]	The estimated and actual production figures shown for Andacollo are contained gold in concentrate.
[6]	The estimated and actual production figures shown for Mount Milligan are payable gold in concentrate.
[7]	The estimated gold and silver production figures reflect payable gold and silver in concentrate and doré, while the estimated lead and zinc production figures reflect payable metal in concentrate.
[8]	The actual gold production figure for gold reflects payable gold in concentrate and doré as reported by the operator through September 30, 2015. The actual production for silver, lead and zinc were not publicly available. The Company’s royalty interest at Peñasquito includes gold, silver, lead and zinc.
[9]	The gold and silver stream at Pueblo Viejo was acquired during the quarter ended September 30, 2015 and the first gold delivery was received in December 2015 for the period July 1 – November 30, 2015. The estimated and actual production figures shown are payable gold in doré and represent Barrick’s 60% interest in Pueblo Viejo.
[10]	The gold streams at Wassa and Prestea were acquired during the quarter ended September 30, 2015. The estimated production figure shown is payable gold in doré.

9

TABLE 4

Stream Summary

	Three months ended December 31, 2015			Three months ended December 31, 2014			As of December 31, 2015
Stream	Gold ounces purchased	Gold ounces sold	Average realized gold price/ounce	Gold ounces purchased	Gold ounces sold	Average realized gold price/ounce	Gold ounces in inventory
Mount Milligan	38,700	38,700	$1,093	13,000	14,300	$1,208	8,068
Wassa/Prestea	6,300	8,800	$1,116	N/A	N/A	N/A	699
Pueblo Viejo	20,600	8,800	$1,068	N/A	N/A	N/A	11,769
Andacollo	10,100	5,200	$1,102	N/A	N/A	N/A	5,152
Phoenix Gold	100	100	$1,126	N/A	N/A	N/A	-
Total	75,800	61,600	$1,094	13,000	14,300	$1,208	25,688

	Six months ended December 31, 2015			Six months ended December 31, 2014			As of December 31, 2015
Stream	Gold ounces purchased	Gold ounces sold	Average realized gold price/ounce	Gold ounces purchased	Gold ounces sold	Average realized gold price/ounce	Gold ounces in inventory
Mount Milligan	62,400	59,600	$1,103	26,600	29,700	$1,246	8,068
Andacollo	19,800	14,700	$1,118	N/A	N/A	N/A	5,152
Wassa/Prestea	12,700	12,000	$1,116	N/A	N/A	N/A	699
Pueblo Viejo	20,600	8,800	$1,068	N/A	N/A	N/A	11,769
Phoenix Gold	200	200	$1,128	N/A	N/A	N/A	-
Total	115,700	95,300	$1,104	26,600	29,700	$1,246	25,688

10

ROYAL GOLD, INC.

Consolidated Balance Sheets

(In thousands except share data)

	December 31, 2015	June 30, 2015
ASSETS
Cash and equivalents	$117,600	$742,849
Royalty receivables	22,913	37,681
Income tax receivable	12,828	6,422
Stream inventory	8,289	2,287
Prepaid expenses and other	1,230	1,511
Total current assets	162,860	790,750

Royalty and stream interests, net	2,996,421	2,083,608
Available-for-sale securities	8,411	6,273
Other assets	55,576	44,801
Total assets	$3,223,268	$2,925,432

LIABILITIES
Accounts payable	2,781	4,911
Dividends payable	15,010	14,341
Foreign withholding taxes payable	-	199
Other current liabilities	2,727	5,522
Total current liabilities	20,518	24,973

Debt	677,494	322,110
Deferred tax liabilities	140,614	146,603
Uncertain tax positions	15,935	15,130
Other long-term liabilities	6,489	689
Total liabilities	861,050	509,505

Commitments and contingencies

EQUITY
Preferred stock, $.01 par value, authorized 10,000,000 shares authorized; and 0 shares issued	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; and 65,082,861 and 65,033,547 shares outstanding, respectively	651	650
Additional paid-in capital	2,175,845	2,170,643
Accumulated other comprehensive loss	(1,154)	(3,292)
Accumulated earnings	125,821	185,121
Total Royal Gold stockholders’ equity	2,301,163	2,353,122
Non-controlling interests	61,055	62,805
Total equity	2,362,218	2,415,927
Total liabilities and equity	$3,223,268	$2,925,432

11

ROYAL GOLD, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands except for per share data)

	For The Three Months Ended		For The Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Revenue	$98,118	$61,304	$172,173	$130,330

Costs and expenses
Cost of sales	22,572	6,236	34,038	12,910
General and administrative	5,841	8,511	15,352	15,652
Production taxes	996	1,731	2,588	3,421
Exploration costs	1,129	-	4,285	-
Depreciation, depletion and amortization	40,407	20,278	67,555	42,490
Impairment of royalty and stream interests	-	26,570	-	28,339
Total costs and expenses	70,945	63,326	123,818	102,812

Operating income (loss)	27,173	(2,022)	48,355	27,518

Interest and other income	386	228	615	279
Interest and other expense	(8,899)	(6,358)	(16,076)	(13,070)
Income (loss) before income taxes	18,660	(8,152)	32,894	14,727

Income tax (expense) benefit	(4,740)	1,827	(63,917)	(2,131)
Net income (loss)	13,920	(6,325)	(31,023)	12,596
Net loss (income) attributable to non-controlling interests	1,194	(223)	1,090	(462)
Net income (loss) attributable to Royal Gold common stockholders	$15,114	$(6,548)	(29,933)	$12,134

Net income (loss)	$13,920	$(6,325)	$(31,023)	$12,596
Adjustments to comprehensive income (loss) , net of tax

Unrealized change in market value of available-for-sale securities	2,587	(481)	2,138	(1,820)
Comprehensive income (loss)	16,507	(6,806)	(28,885)	10,776
Comprehensive loss (income) attributable to non-controlling interests	1,194	(223)	1,090	(462)
Comprehensive income (loss) attributable to Royal Gold stockholders	$17,701	$(7,029)	$(27,795)	$10,314

Net income (loss) per share available to Royal Gold common stockholders:
Basic earnings (loss) per share	$0.23	$(0.10)	$(0.46)	$0.19
Basic weighted average shares outstanding	65,073,678	65,002,307	65,061,059	64,982,595
Diluted earnings (loss) per share	$0.23	$(0.10)	$(0.46)	$0.19
Diluted weighted average shares outstanding	65,121,744	65,002,307	65,061,059	65,122,185
Cash dividends declared per common share	$0.23	$0.22	$0.45	$0.43

12

ROYAL GOLD, INC.

Consolidated Statements of Cash Flows

(In Thousands)

	For The Three Months Ended		For The Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$13,920	$(6,325)	$(31,023)	$12,596
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	40,407	20,278	67,555	42,490
Non-cash employee stock compensation expense	1,222	375	5,449	2,824
Amortization of debt discount	2,713	2,540	5,383	5,013
Impairment of royalty and stream interests	-	26,570	-	28,339
Tax expense (benefit) of stock-based compensation exercises	97	(377)	247	(74)
Deferred tax benefit	-	(11,729)	(11,767)	(17,103)
Other	-	-	(390)	-
Changes in assets and liabilities:
Royalty receivables	1,626	5,913	14,768	9,340
Stream inventory	(4,021)	565	(6,002)	1,308
Prepaid expenses and other assets	5,255	632	3,100	2,036
Accounts payable	(5,358)	388	(2,092)	(1,182)
Foreign withholding taxes payable	-	(679)	(199)	(1,999)
Income taxes receivable	(2,812)	(7,151)	3,530	(1,778)
Uncertain tax positions	729	544	806	1,027
Other liabilities	(1,673)	(1,728)	5,231	(563)
Net cash provided by operating activities	$52,105	$29,816	$54,596	$82,274

Cash flows from investing activities:
Acquisition of royalty and stream interests	(24,103)	(32,525)	(1,324,984)	(38,734)
Andacollo royalty termination	-	-	345,000	-
Golden Star term loan	-	-	(20,000)	-
Other	(43)	(390)	(271)	(517)
Net cash used in investing activities	$(24,146)	$(32,915)	$(1,000,255)	$(39,251)

Cash flows from financing activities:
Borrowings from revolving credit facility	-	-	350,000	-
Net proceeds from issuance of common stock	-	576	-	775
Common stock dividends	(14,358)	(13,691)	(28,699)	(27,369)
Distribution to non-controlling interests	(214)	(446)	(636)	(911)
Tax (benefit) expense of stock-based compensation exercises	(97)	377	(247)	74
Other	-	-	(8)	-
Net cash (used in) provided by financing activities	$(14,669)	$(13,184)	$320,410	$(27,431)
Net increase (decrease) in cash and equivalents	13,290	(16,283)	(625,249)	15,592
Cash and equivalents at beginning of period	104,310	691,411	742,849	659,536
Cash and equivalents at end of period	$117,600	$675,128	$117,600	$675,128

13

SCHEDULE A

Non-GAAP Financial Measures

The Company computes and discloses Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined by the Company as net (loss) income plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses. Other companies may define and calculate this measure differently. Management believes that Adjusted EBITDA is a useful measure of the performance of our royalty and stream portfolio. Adjusted EBITDA identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, shareholder dividends and to service the Company's debt obligations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. Below is a reconciliation of net income to Adjusted EBITDA.

ROYAL GOLD, INC.

Adjusted EBITDA Reconciliation

	For The Three Months Ended		For The Six Months Ended
	December 31,		December 31,
	(Unaudited, in thousands)		(Unaudited, in thousands)
	2015	2014	2015	2014

Net income (loss)	$13,920	$(6,325)	$(31,023)	$12,596
Depreciation, depletion and amortization	40,407	20,278	67,555	42,490
Non-cash employee stock compensation	1,222	375	5,449	2,824
Allowance for uncollectible royalty receivables	-	2,997	-	2,997
Impairment of royalty and stream interests	-	26,570	-	28,339
Interest and other income	(386)	(228)	(615)	(279)
Interest and other expense	8,899	6,358	16,076	13,070
Income tax expense (benefit)	4,740	(1,827)	63,917	2,131
Non-controlling interests in operating loss (income) of consolidated subsidiaries	1,194	(223)	1,090	(462)
Adjusted EBITDA	$69,996	$47,975	$122,449	$103,706

14